Exhibit 99.1



                                  Friedman's
                          The Value Leader Since 1920
               171 Crossroads Parkway -- Savannah, Georgia 31422
                    PO Box 8025 -- Savannah, Georgia 31412
                       (912) 233-9333 -- (800) 545-9033


For Immediate Release

Contact:
             Jane D'Arcy
             Trion Communications
             (401) 453-3100 ext. 104 jdarcy@trioncom.com


    FRIEDMAN'S COMMENTS ON CIVIL ACTIONS FILED BY STATES' ATTORNEYS GENERAL


SAVANNAH, GA (December 22, 2004) - Friedman's Inc. (OTC non-BB: FRDM.PK), the Value Leader in fine jewelry retailing, today said that it has received copies of civil lawsuits that have been filed in state courts against the Company by the attorneys general of three states where Friedman's does business. The lawsuits, filed in Texas, Tennessee and Florida, each focus upon the manner in which credit insurance has been sold, allege that some Friedman's customers may not have realized they were purchasing credit insurance when buying merchandise on credit issued by Friedman's or were told that credit insurance was mandatory, and allege that consumer protection and insurance statutes or regulations were violated. Sales for cash or paid for by credit or debit cards are not at issue.

In response to the allegations, Friedman's stated that the Company does not condone any improper practices alleged in the complaints. Friedman's further noted that the Company believes that the transactions challenged primarily arose years ago and stated that the Company has in place measures designed to monitor and assure compliance with Company policy concerning credit insurance sales practices.

As previously disclosed, Friedman's has been in discussions with attorneys general from several states about credit insurance sales practices and other matters. Friedman's stated that similar actions may be filed by attorneys general in other states.

About Friedman's
----------------

Founded in 1920, Friedman's Inc. is a leading specialty retailer based in Savannah, Georgia. The Company is the leading operator of fine jewelry stores located in power strip centers and regional malls. For more information, go to: www.friedmans.com.

Some of the statements included in this press release, particularly those anticipating future financial performance, business prospects, growth and operating strategies, the obtaining of additional financing and similar matters, are forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements are not guarantees of future performance and a variety of factors could cause the Company's actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements. The Company undertakes no obligation to update or revise any such forward-looking statements. The forward-looking statements, the Company's liquidity, capital resources, ability to obtain additional financing and results of operations are subject to a number of risks and uncertainties, including but not limited to, the following: adverse effects from the Company's delay in paying suppliers and from suppliers not delivering merchandise; the ability of the Company to comply with the terms of its credit facility; the ability of the Company to satisfy all conditions precedent, including due diligence requirements, to any proposed additional financing; the continued support of the Company's vendors in a vendor support program; potential adverse developments with respect to the Company's liquidity and/or results of operations; competitive pressures from other retailers; trends in the economy as a whole which may affect consumer confidence and consumer demand for the types of goods sold by the Company; the ability of the Company to attract, retain and compensate key executives and associates; the ability of the Company to attract and retain customers; potential adverse publicity; the ability of the Company to achieve the cost savings and operational benefits projected from its planned store closings; the final results of the audit including the review of the calculation of our allowance for doubtful accounts and any recordation of impairment charges; the results of the SEC and Justice Department investigations; the results of various litigation, including the states' attorneys general litigation; the effect of the restatement on our credit facilities, including funding availability thereunder and our relationship with our lenders; the effect of the restatement on our future earnings, including any adjustments to previously announced earnings forecasts; and other risk factors identified from time to time in our SEC reports, including, but not limited to, the report on Form 10-K for the year ended September 28, 2002.

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